UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

NOTICE OF PROPOSED SETTLEMENT

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF CIRRUS LOGIC, INC. (“CIRRUS”) COMMON STOCK AS OF MARCH 25, 2009

This Notice is to advise you of the proposed settlement (the “Settlement”), as set forth in a Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”), of the shareholder derivative litigation pending before the United States District Court for the Western District of Texas, Austin Division (the “Court”) and the 201st Judicial District Court of Travis County, Texas (collectively, the “Action”), and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement (the “Settlement Hearing”). The Settlement will fully resolve the derivative litigation on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the litigation with prejudice.

The Settlement Hearing will be held before the Honorable Sam Sparks on May 28, 2009, at 2:00 p.m., at the United States District Court for the Western District of Texas, Austin Division, United States Courthouse, 200 West Eighth Street, Austin, Texas, for the purpose of determining whether the Settlement is fair, reasonable and adequate, whether it should be approved by the Court, and whether a judgment should be entered dismissing the Action with prejudice. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.

In settlement of the litigation, Cirrus has agreed to adopt and fully implement a range of corporate governance changes, including measures that address the underlying issues identified by plaintiffs in this litigation. The parties have further agreed to the payment of $2,850,000 to Cirrus by its Management Liability and Company Reimbursement Insurance Policy. The full text of the corporate governance changes can be found in Exhibit A to the Stipulation, which is available on the Cirrus website on its Investor Relations page at http://www.cirrus.com/en/investors.

Any current Cirrus shareholder may appear and show cause, if he, she or it has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current Cirrus shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, unless that shareholder has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Clerk of the Court
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS, AUSTIN DIVISION
United States Courthouse
200 West Eighth Street, Room 130
Austin, TX 78701

Joy Ann Bull
COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900
San Diego, CA 92101-3301

and

Eric L. Zagar
BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road
Radnor, PA 19087

Counsel for Plaintiffs Vladimir Gusinsky,
Lawrence Zucker and Edward L. Morey

Gary Ewell
VINSON & ELKINS, L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, TX 78746

Counsel for Cirrus Logic, Inc.

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation which may be inspected at the Office of the Clerk of the United States District Court for the Western District of Texas, Austin Division, United States Courthouse, 200 West Eighth Street, Room 130, Austin, Texas, during business hours of each business day and is available on the Cirrus website on its Investor Relations page at http://www.cirrus.com/en/investors.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

DATED: March 25, 2009	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT WESTERN DISTRICT OF TEXAS AUSTIN DIVISION